                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                         NORTHWEST BIOTHERAPEUTICS, INC.

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 26, 2005 (the "CLOSING DATE"), by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY") and TOUCAN CAPITAL FUND II, L.P. (the "PURCHASER").

                                    RECITALS

      WHEREAS, the Company and the Purchaser are parties to that certain Amended and Restated Recapitalization Agreement, dated as of July 30, 2004 (as amended from time to time, the "RECAPITALIZATION AGREEMENT"), pursuant to which, among other things, the Purchaser has extended certain bridge loans to the Company. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

      WHEREAS, the Recapitalization Agreement contemplates that an equity financing of the Company may be made, and that the Purchaser will, at its election, serve as the lead investor in such equity financing.

      WHEREAS, the Purchaser has indicated a willingness to make an equity investment in the Company, subject to the terms and conditions of this Agreement, and this Agreement is intended to serve as a definitive agreement as part of the "Anticipated Equity Financing" (as such term is defined in the Recapitalization Agreement) and that the parties hereto agree that this Agreement is a "Related Recapitalization Document."

      WHEREAS, the Company has authorized the sale and issuance of an aggregate of fifty million (50,000,000) shares of its Series A Cumulative Convertible Preferred Stock (the "PREFERRED STOCK").

      WHEREAS, it is intended that the Purchaser will purchase thirty-two million five hundred thousand (32,500,000) shares (the "SHARES") of Preferred Stock at a purchase price of $0.04 per Share (for an aggregate purchase price of $1,300,000) at the Closing, and that the Purchaser and/or one or more other investors approved by the Purchaser will have the opportunity to participate in future closings ("FUTURE CLOSINGS") during a period of time following the Closing Date in accordance with the term of the Preferred Stock Term Sheet.

      WHEREAS, it is contemplated that Future Closings, if any, may be effected pursuant to a different form of securities purchase agreement from this Agreement.

      WHEREAS, it is contemplated that the parties hereto (and other investors participating in Future Closings, if any) shall enter into an Investors' Rights Agreement and Voting Agreement, if applicable, at a mutually agreed upon time in the future.

      WHEREAS, as contemplated by the Recapitalization Agreement, the Purchaser will also be issued a warrant by the Company to purchase shares of Preferred Stock (the "WARRANT").

                                                               EXECUTION VERSION

      WHEREAS, the Purchaser desires to purchase the Shares and the Warrant on the terms and conditions set forth herein.

      WHEREAS, the Company desires to issue and sell the Shares and the Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES AND WARRANT. The Company has authorized (a) the sale and issuance to the Purchaser of the Shares and the Warrant, (b) the issuance of the shares of Preferred Stock to be issued upon exercise of the Warrant (the "WARRANT SHARES"), and (c) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and the Warrant Shares (the "CONVERSION SHARES"). The Shares and the Warrant Shares have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences and Rights, in the form attached hereto as EXHIBIT B (the "CERTIFICATE OF DESIGNATIONS"). The Warrant will be in the form attached hereto as EXHIBIT C.

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company an aggregate of 32,500,000 Shares, at a purchase price of $0.04 per Share, and the Warrant to purchase 13,000,000 Warrant Shares.

      2.    CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The closing of the sale and purchase of the Shares and the Warrant under this Agreement (the "CLOSING") shall take place at 10:00 a.m. on the date hereof, at the offices of Cooley Godward LLP, 11951 Freedom Drive, Reston, VA 20190, or at such other time or place as the Company and the Purchaser may mutually agree.

            2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser (a) a stock certificate representing 32,500,000 Shares, against payment of the purchase price therefor in cash as set forth on EXHIBIT A hereto, (b) a warrant certificate, in the form attached hereto as EXHIBIT C, exercisable for 13,000,000 Warrant Shares.

            2.3 USE OF PROCEEDS. The proceeds from the sale of the Shares to the Purchaser shall be used by the Company for its growth, modernization and/or expansion and/or for general corporate purposes as permitted by applicable Small Business Administration rules and regulations.

      3.    CONDITIONS TO CLOSING.

                                                               EXECUTION VERSION

            3.1 INCORPORATION OF CLOSING CONDITIONS. The Company and the Purchaser acknowledge that the Closing constitutes the "first closing of the Convertible Preferred Stock" for purposes of the Recapitalization Agreement and all Related Recapitalization Documents. Accordingly all closing conditions set forth in the Recapitalization Agreement, including without limitation, those conditions set forth in Sections 2.4 and 4.9 thereof, are applicable to the Closing and incorporated by reference herein.

            3.2 ADDITIONAL CLOSING CONDITIONS. Notwithstanding anything to the contrary, and unless expressly waived in writing in advance by the Purchaser (any such waiver by the Purchaser shall be applicable only as to the Closing and shall not be deemed a waiver of such condition as to future closings, if any), and only to the extent expressly waived, the Closing shall be conditional upon and subject to the satisfaction or waiver of each of the following conditions precedent, with each such satisfaction or waiver to be determined by the Purchaser in its sole discretion, on or before the Closing. The Purchaser shall make all such determinations in its sole discretion. These conditions are in addition to the conditions set forth in the Recapitalization Agreement. The conditions precedent to the Closing contemplated hereby shall include the following, unless waived by the Purchaser in its sole discretion:

                  (a) The Company shall have in all material respects performed, and be in compliance with, all obligations, agreements, covenants, closing conditions and other provisions contained in the Recapitalization Agreement, the notes evidencing Bridge Funding, and the other Related Recapitalization Documents, to the extent applicable, including, without limitation, the financing documents associated with the issuance of the Preferred Stock, required to be performed or fulfilled on or before the Closing Date.

                  (b) All representations and warranties set forth in the Recapitalization Agreement, the notes evidencing Bridge Funding, and the other Related Recapitalization Documents shall be true and complete as of the Closing.

                  (c) There shall have been no change that has had or is reasonably likely to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) since July 30, 2004 except as disclosed by the Company in writing to Purchaser prior to the Closing.

                  (d) All corporate and other proceedings, and all documents relating to the issuance and sale of the Shares, the Warrant Shares and the Conversion Shares pursuant hereto and pursuant to the Recapitalization Agreement shall be satisfactory in substance and form to the Purchaser. The Purchaser's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation:

                        (i) the resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with the sale of the Preferred Stock certified by the Secretary of the Company as of the Closing Date; and

                                                               EXECUTION VERSION

                        (ii) all stockholder consents, votes or other approval required by applicable state or federal law (including any and all SEC rules and regulations) and any consents required by applicable securities exchanges or markets or corporate partners required to authorize and approve all matters in connection with the sale of Series A Stock as contemplated by the Amended and Restated Binding Convertible Preferred Stock Term Sheet by and between the Company and the Purchaser, dated as of October 22 and as amended from time to time.

                  (e) The Company shall have executed, delivered and maintained in force (i) a Convertible Preferred Stock purchase agreement, (ii) an Investors' Rights Agreement, (iii) an amended and restated certificate of incorporation (or if appropriate, a certificate of designation), (iv) a voting agreement, if applicable, and (v) such other documents as may be necessary or desirable in the determination of the Purchaser.

                  (f) The Purchaser shall have received from counsel to the Company an opinion letter containing opinions customary for transactions similar to the transactions contemplated hereby in the form reasonably acceptable to the Purchaser (including, but not limited to, an opinion that the issuance of the Shares, the Warrant, the Warrant Share and the Conversion Shares are exempt from the registration provisions of the federal and state securities laws).

                  (g) The Company shall have delivered a certificate of its Chief Executive Officer, or other authorized and responsible officer of the Company acceptable to the Purchaser, in its sole discretion, certifying that all closing conditions in this Agreement have been fulfilled and that all representations and warranties are applicable and true as of the date of the Closing.

                  (h) The Company shall have provided prior to the Closing Date all due diligence information requested by the Purchaser, and/or necessary to enable the Purchaser to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

                  (i) Within the six month period prior to the Closing, the Company shall not have entered into, increased, expanded, extended, renewed or reinstated (or agreed, promised, committed or undertaken to do so), any severance, separation, retention, change of control or similar agreement with any employee, other than such agreements entered into with the prior written approval of the Purchaser.

                  (j) Within the six month period prior to the Closing, the Company shall not have hired, or agreed to hire, any employee or engaged, or agreed to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Purchaser.

                  (k) Within the six month period prior to the Closing, the Company shall not have purchased, leased, hired, rented or otherwise acquired directly or indirectly any rights in or to any asset or facility in an amount in excess of $10,000, or agreed, promised or

                                                               EXECUTION VERSION

committed to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Purchaser.

                  (l) All Intellectual Property licenses, agreements, patent applications and filings shall be current and in good standing.

                  (m) The Company shall have obtained the approval of the required number of its stockholders of the Proposed Equity Financing.

                  (n) Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4, on the applicable Closing Date, the sale and issuance of the Shares and the Warrant and the proposed issuance of the Warrant Shares and the Conversion Shares shall be legally permitted by Delaware law and federal and state securities laws, except that the Company shall have up to fifteen (15) days from the Closing Date to file notices of the sale of the Shares and warrant pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws.

                  (o) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

                  (p) The Warrant Shares issuable upon exercise of the Warrant, and the Conversion Shares issuable upon conversion of the Shares and the Warrant Shares, shall have been duly authorized and reserved for issuance upon such conversion.

                  (q) The Warrant in the form attached hereto as EXHIBIT C shall have been executed and delivered by the Company in favor of the Purchaser.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

            4.1 AUTHORIZATION. The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be received by the Purchaser and the Conversion Shares (collectively, the "SECURITIES") will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable federal and state securities laws. The Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of

                                                               EXECUTION VERSION

the Securities other than with respect to potential future distributions of the Securities to its partners in compliance with applicable federal and state securities laws.

            4.3 DISCLOSURE OF INFORMATION. The Purchaser has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company. Notwithstanding the foregoing, this representation shall not in any way be deemed to prohibit, limit, restrict or otherwise impact the Purchaser's rights to indemnification, and/or to any other rights or remedies available at law or equity, from the Company and its affiliates in the event of a breach by the Company of any representation, warranty, covenant or other term hereof or of any Related Recapitalization Document.

            4.4 INVESTMENT EXPERIENCE. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.

            4.5 ACCREDITED INVESTOR. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

            4.6 RESTRICTED SECURITIES. The Purchaser understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are characterized as "RESTRICTED SECURITIES" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered for resale with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Other than the registration rights set forth in the Convertible Preferred Stock Term Sheet and the covenant set forth in Section 5.1 hereof, the Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.

            4.7 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends (or substantially similar legends):

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

                  (b) Any legend required by the laws of any state or foreign jurisdiction, to the extent such laws are applicable to the shares represented by the certificate so legended.

                                                               EXECUTION VERSION

                  (c) Any legend required by the Related Recapitalization Documents.

      5.    MISCELLANEOUS.

            5.1 REGISTRATION RIGHTS. The Company and the Purchaser agree that they will each use their respective best efforts to promptly enter into an Investors' Rights Agreement providing for the registration rights on the terms set forth in the Convertible Preferred Stock Term Sheet at a mutually agreed upon time in the future, which in any event shall be no later than ten business days following the request by the Purchaser.

            5.2 TAX TREATMENT OF SHARES AND WARRANT. Each of the Company and the Purchaser covenant that, if the Purchaser determines in its sole discretion that doing so is appropriate, they will, as a result of arm's length bargaining, agree on the fair market value of the Shares being issued in the Closing (if issued apart from the Warrant), and the fair market value of the Warrant (if issued apart from such Shares). The Company and the Purchaser further agree that all tax filings and records relating to or including this Agreement, the Shares and/or or the Warrant shall be prepared on the basis of, and consistently reflect, the agreed fair market values determined in accordance with this
Section 5.2, and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on such basis.

            5.3 NO IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with this Agreement, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Agreement and in taking all such action as may be necessary or appropriate to protect each Purchaser's rights, preferences and privileges under and/or in connection with this Agreement against impairment.

            5.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

            5.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby will be brought in any federal or state court located in Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such courts. Each party hereby irrevocably and unconditionally consents to the service of

                                                               EXECUTION VERSION

process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 5.6 of this Agreement, such service to become effective upon delivery, in accordance with
Section 5.6 below. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

            5.6 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a copy is mailed on the same day by overnight delivery with a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

                        Linda F. Powers
                        Managing Director
                        Toucan Capital Corp.
                        7600 Wisconsin Ave, 7th floor
                        Bethesda, MD 20814
                        Tel: 240-497-4060
                        Fax: 240-497-4065
                        lpowers@toucancapital.com

                        And in the case of the Company:

                        Northwest Biotherapeutics, Inc.
                        Attention:  Alton Boynton
                        22322 20th Avenue, SE, Suite 150
                        Bothell, Washington 98021
                        Fax: 425-608-3009

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing. Each party will provide five (5) business days' prior written notice to the other parties of any change in address or facsimile number.

            5.7 SURVIVABILITY. The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive for two years after the Closing Date.

            5.8 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding anything to the contrary in this Agreement, the Recapitalization Agreement or the Related Recapitalization Documents, the Purchaser may transfer or assign all or any portion of its rights under this Agreement, the Recapitalization Agreement and the other Related Recapitalization Documents to

                                                               EXECUTION VERSION

any person or entity, or designate another party to exercise all or any portion of the Purchaser's rights under this Agreement, the Recapitalization Agreement and the other Related Recapitalization Documents, so long as such transfer or assignment is permissible under applicable federal and state securities laws. Without limiting the generality of the foregoing, all representations, warranties, covenants and agreements benefiting the Purchaser will inure to the benefit of any and all subsequent holders from time to time of the Shares, the Warrant, the Warrant Shares and the Conversion Shares contemplated by this Agreement.

            5.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the Schedules and Exhibits hereto, which are an integral part of this Agreement), the Recapitalization Agreement (including the Schedules and Exhibits thereto) and the Related Recapitalization Documents (including the Schedules and Exhibits thereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement, the Recapitalization Agreement or the Related Recapitalization Documents nor any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser. Notwithstanding anything to the contrary, no provision that applies to any person or entity specifically designated by name will be amended, waived, discharged or terminated without the express written consent of such named person or entity. Also notwithstanding anything to the contrary, this Agreement, the Recapitalization Agreement and/or the other Related Recapitalization Documents will be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBICs.

            5.10 INTERPRETATION. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to "$" or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

            5.11 RIGHTS, SEVERABILITY. In case any provision of this Agreement, the Recapitalization Agreement or the Related Recapitalization Documents will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

                                                               EXECUTION VERSION

            IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NORTHWEST BIOTHERAPEUTICS, INC.

Signature: /s/ Alton Boynton
           -----------------

Print Name: Alton Boynton
            -------------

Title: President
       ---------

Address: 22322 20TH Avenue, SE
         Suite 150
         Bothell, WA  98021

PURCHASER:

TOUCAN CAPITAL FUND II, L.P.

By:   /s/ Linda Powers
      Linda Powers
      Managing Director

                 [Securities Purchase Agreement Signature Page]

                                                               EXECUTION VERSION

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                          NUMBER OF       AGGREGATE
                                                           WARRANT        PURCHASE
     NAME AND ADDRESS                       SHARES          SHARES         PRICE
------------------------------            ----------      ----------     -----------
TOUCAN CAPITAL FUND II, L.P.              32,500,000      13,000,000     $1,300,000
Attn: Linda Powers
Managing Director
7600 Wisconsin Ave, 7th floor
Bethesda, MD 20814
Tel: 240-497-4060
Fax: 240-497-4065
lpowers@toucancapital.com

                                   EXHIBIT B

                       (See Exhibit 3.1 filed herewith.)

                                       1.

                                    EXHIBIT C

                        (See Exhibit 10.2 filed herewith)

                                       15.